                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      -----------------------------------


       Date of Report (Date of earliest event reported): OCTOBER 19, 1998


                       BAYARD DRILLING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                   1-13553                  731508021
(State or other jurisdiction  (Commission File Number)      (IRS Employer)
      of incorporation)                                   Identification No.)




      4005 NW EXPRESSWAY, SUITE 550E, OKLAHOMA CITY, OK             73116
          (Address of principal executive offices)                (Zip code)


        Registrant's telephone number including area code: (405) 840-9550



                                 NOT APPLICABLE
           (Former name or former address if changed from last report)


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ITEM 5.  OTHER EVENTS.

                  On October 19, 1998, Nabors Industries, Inc. ("Nabors"), Nabors Acquisition Corp. VII ("Merger Sub") and Bayard Drilling Technologies, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Nabors. Under the terms of the Merger Agreement, at the effective time of the aforementioned merger (the "Merger"), each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into a right to receive
(i) 0.375 shares of common stock, par value $0.10 per share, of Nabors ("Nabors Common Stock") and (ii) $0.30 in cash.

                  In addition, on October 19, 1998, the Company and Nabors entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which the Company granted to Nabors an option (the "Option") to purchase a number of shares of newly issued Company Common Stock equal to 19.9% of the outstanding shares of such class. The Option will become exercisable in the event that the Merger Agreement is terminated under certain circumstances specified therein. On the same date, Nabors entered into agreements (collectively, the "Stockholder Agreements") with certain stockholders of the Company who are directors or affiliates of directors of the Company ("Subject Stockholders") pursuant to which the Subject Stockholders have agreed to vote their shares in favor of the Merger and against certain competing acquisition transactions for so long as the Merger Agreement remains in effect. As of the date hereof, the Subject Stockholders own in the aggregate approximately 14.5% of the total number of outstanding shares of Company Common Stock.

                  Also on October 19, 1998, the Company amended its Rights Agreement, dated as of August 21, 1998 (the "Rights Agreement"), with Norwest Bank Minnesota, N.A. (the "Rights Agreement") in order to render certain provisions of the Rights Agreement inapplicable to the Merger Agreement and related transactions.

                  Consummation of the transactions contemplated by the Merger Agreement is subject to certain conditions, including (i) the registration under the Securities Act of 1933, as amended, of the shares of Nabors Common Stock to be issued in the Merger, (ii) the approval of the Merger Agreement and the Merger by the stockholders of the Company and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1934, as amended.


                                       -2-


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                  Copies of the Merger Agreement, the Stock Option Agreement,
the Stockholder Agreements and the aforementioned amendment to the Rights Agreement, together with the joint press release issued by the Company and Nabors to announcing the execution of the Merger Agreement, are attached as exhibits hereto and are incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger, dated as of October 19, 1998, among Nabors Industries, Inc., Nabors Acquisition Corp. VII and Bayard Drilling Technologies, Inc.

         4.1 First Amendment, dated as of October 19, 1998, to Rights Agreement, dated as of August 21, 1998, between Bayard Drilling Technologies, Inc. and Norwest Bank Minnesota, N.A.

         10.1 Stock Option Agreement, dated as of October 19, 1998, between Nabors Industries, Inc. and Bayard Drilling Technologies, Inc.

         99.1 Stockholder Agreement, dated as of October 19, 1998, between Nabors Industries, Inc. and James E. Brown.

         99.2 Stockholder Agreement, dated as of October 19, 1998, between Nabors Industries, Inc. and Carl B. Anderson, III.

         99.3 Stockholder Agreement, dated as of October 19, 1998, between Nabors Industries, Inc. and AnSon Partners Limited Partnership.

         99.4 Stockholder Agreement, dated as of October 19, 1998, between Nabors Industries, Inc. and Energy Spectrum Partners, L.P.

         99.5 Stockholder Agreement, dated as of October 19, 1998, between Nabors Industries, Inc. and Wil-Cas Investments, L.P.

         99.6 Joint press release, dated October 19, 1998, issued by Nabors Industries, Inc. and Bayard Drilling Technologies, Inc.


                                       -3-


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BAYARD DRILLING TECHNOLOGIES, INC.
                                      (Registrant)



                                      By: /s/ David E. Grose, III
                                         ---------------------------------------
                                              David E. Grose, III
                                              Vice President and Chief Financial
                                              Officer

Date:  October 21, 1998

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                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER    DESCRIPTION
       -------   -----------


         2.1 Agreement and Plan of Merger, dated as of October 19, 1998, among Nabors Industries, Inc., Nabors Acquisition Corp. VII and
                 Bayard Drilling Technologies, Inc.

         4.1     First Amendment, dated as of October 19, 1998, to Rights
                 Agreement, dated as of August 21, 1998, between Bayard Drilling
                 Technologies, Inc. and Norwest Bank Minnesota, N.A.

         10.1    Stock Option Agreement, dated as of October 19, 1998, between
                 Nabors Industries, Inc. and Bayard Drilling Technologies, Inc.

         99.1    Stockholder Agreement, dated as of October 19, 1998, between
                 Nabors Industries, Inc. and James E. Brown.

         99.2    Stockholder Agreement, dated as of October 19, 1998, between
                 Nabors Industries, Inc. and Carl B. Anderson, III.

         99.3    Stockholder Agreement, dated as of October 19, 1998, between
                 Nabors Industries, Inc. and AnSon Partners Limited Partnership.

         99.4    Stockholder Agreement, dated as of October 19, 1998, between
                 Nabors Industries, Inc. and Energy Spectrum Partners, L.P.

         99.5    Stockholder Agreement, dated as of October 19, 1998, between
                 Nabors Industries, Inc. and Wil-Cas Investments, L.P.

         99.6    Joint press release, dated October 19, 1998, issued by Nabors
                 Industries, Inc. and Bayard Drilling Technologies, Inc.